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                                                                     Exhibit 4.2


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                              RAYONIER TIMBERLANDS
                             OPERATING COMPANY, L.P.

                                 --------------

                             NOTE PURCHASE AGREEMENT

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                          DATED AS OF OCTOBER 25, 1999

        Re: $112,500,000 Series A Senior Notes due December 31, 2007 $147,500,000 Series B Senior Notes due December 31, 2009 $112,500,000 Series C Senior Notes due December 31, 2011 $112,500,000 Series D Senior Notes due December 31, 2014


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                  RAYONIER TIMBERLANDS OPERATING COMPANY, L.P.

            $112,500,000 Series A Senior Notes due December 31, 2007 $147,500,000 Series B Senior Notes due December 31, 2009 $112,500,000 Series C Senior Notes due December 31, 2011 $112,500,000 Series D Senior Notes due December 31, 2014

                                                                     Dated as of
                                                                October 25, 1999

Timber Capital Holdings LLC
c/o CT Corporation Systems
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware   19801


Ladies and Gentlemen:

        RAYONIER TIMBERLANDS OPERATING COMPANY, L.P., a Delaware limited partnership (the "Company"), agrees with you as follows:

                                    ARTICLE I
                        AUTHORIZATION OF NOTES; INTEREST

SECTION 1.1      Authorization of Notes.

        The Company, acting pursuant to that certain Purchase and Sale Agreement (the "Purchase Agreement") dated as of July 28, 1999, between Rayonier Inc., a North Carolina corporation and an Affiliate of the Company, and Jefferson Smurfit Corporation (U.S.), a Delaware corporation, will authorize the issue and sale of (i) $112,500,000 aggregate principal amount of its Series A Senior Notes due December 31, 2007 (the "Series A Notes"), (ii) $147,500,000 aggregate principal amount of its Series B Senior Notes due December 31, 2009 (the "Series B Notes"), (iii) $112,500,000 aggregate principal amount of its Series C Senior Notes due December 31, 2011 (the "Series C Notes") and (iv) $112,500,000 aggregate principal amount of its Series D Senior Notes due December 31, 2014 (the "Series D Notes," and together with the Series A Notes, the Series B Notes, and the Series C Notes, the "Notes," such term to include any such notes delivered in substitution or exchange therefor, or in subsequent substitutions or exchanges, pursuant to Article XIII of this Agreement). The Notes shall be substantially in the respective forms set out in Exhibits 1(a), 1(b), 1(c) and 1(d), with such changes therefrom, if any, as may be approved by you and the Company. Interest on the Notes will be as set forth in Section 1.2 below. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.




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SECTION 1.2      Interest.

               (a) Interest Rate. Except to the extent otherwise expressly provided in Section 1.2(b) below and, with respect to overdue payments of principal and interest, in the Notes of each series, the rate of interest borne by the Notes of each series will be: with respect to the Series A Notes, 8.288% per annum; with respect to the Series B Notes, 8.388% per annum; with respect to the Series C Notes, 8.488% per annum; and with respect to the Series D Notes, 8.638% per annum. Interest will be payable semi-annually in arrears on each June 30 and December 31.

               (b) Loan. You will use your best efforts to arrange, as soon as reasonably possible thereafter, the making of a loan to you, or a placement of debt securities by you, in either case having the attributes specified in the next sentence (the "Loan"). The Loan will (w) bear interest on each of its tranches (as specified in clause (z) below) at a then applicable market fixed interest rate in respect of an investment of the term and credit quality of such Loan tranche, (x) be secured only by the Notes and, at your option, by other assets which do not have associated with them any liabilities, contingent or otherwise, (y) generate loan proceeds equal to 80 percent of the aggregate outstanding principal amount of the Notes of all series or (as shall be determined by you in your sole discretion) more, and (z) be divided into tranches maturing on the same dates as do the respective series of the Notes, the aggregate principal amount of each such tranche to bear the same relation to the aggregate principal amount of the entire Loan as the aggregate outstanding principal amount of the series of the Notes maturing on the same date as such Loan tranche bears to the aggregate principal amount of all outstanding Notes. The Loan may be issued with original issue discount.

               If and to the extent that the Yield to Maturity on a Loan tranche is less than the Yield to Maturity on the series of Notes of like maturity (calculated in each case as of the date of funding of the Loan), the interest rate in respect of the Notes of such series shall be decreased (such decrease to take effect on and as of the date of funding of the Loan) such that the Yield to Maturity in respect of such series of Notes is equal to the Yield to Maturity on such Loan tranche. For the purposes of this Section 1.2(b), "Yield to Maturity" means, as of the determination date, that rate of interest which, if compounded semi-annually and employed in discounting to present value from its respective scheduled payment date each of the remaining payments of principal and interest in respect of a series of Notes or Loan tranche, as the case may be, would produce the original principal amount of such series of Notes or Loan tranche, as the case may be.

               (c) Interest Rate Notices. Promptly following your obtaining a preliminary commitment with respect to the Loan, you will advise the Company in writing thereof, setting forth the fixed rate of interest to be applicable to each Loan tranche and the material terms thereof. Promptly thereafter, the Company will provide to you, subject to your reasonable verification, written advice of any adjustment in the interest rates applicable to the several series of the Notes, including (i) such rates, prior to and giving effect to such adjustment, and (ii) computations demonstrating the appropriateness thereof.

                                   ARTICLE II



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                           SALE AND PURCHASE OF NOTES

SECTION 2.1      Sale and Purchase of Notes.

        Subject to the terms and conditions of this Agreement and the Purchase Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing, all Notes of each series.

                                   ARTICLE III
                                     CLOSING

SECTION 3.1      Closing.

        The sale and purchase of the Notes shall occur at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, NE, Atlanta, Georgia 30309 (or at such other location in Atlanta acceptable to you and the Company) at the Closing. At the Closing the Company will deliver to you the Notes in the form of a single Note of each of Series A, Series B, Series C and Series D in a principal amount equal to the entire principal amount of such series, in each case dated the date of the Closing and registered in your name, against delivery by you to the Company of evidence, in form and substance satisfactory to the Company, of transfer to the Company of all your right, title and interest in and to certain limited liability company member interests, as more particularly provided in the Purchase Agreement.

                                   ARTICLE IV
                                   [RESERVED]


                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to you that:

SECTION 5.1      Formation; Power and Authority; Ownership.

        The Company is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and is duly licensed or qualified as a foreign limited partnership in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all requisite partnership power and authority to enter into this Agreement, to issue the Notes and to perform its obligations under this Agreement and the Notes.

SECTION 5.2      Authorization, Etc.



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        This Agreement and the Notes have been duly authorized by all necessary action on behalf of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 5.3      Compliance with Laws, Other Instruments, etc.

        The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, corporate charter or by-laws, or any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) result in a breach of any of the terms, conditions or provisions of any material order, judgment, decree, or ruling of any court, arbitrator or State or Federal Governmental Authority applicable to the Company or any Restricted Subsidiary or
(iii) violate any provision of any statute or other rule or regulation of any State or Federal Governmental Authority applicable to the Company or any Restricted Subsidiary.

SECTION 5.4      Governmental Authorizations, etc.

        No consent, approval or authorization of, or registration, filing or declaration with, any State or Federal Governmental Authority is required in connection with the execution, delivery of performance by the Company of this Agreement or the Notes.

SECTION 5.5      No Event of Default.

        No event has occurred and is continuing or would result from the transactions contemplated hereby that constitutes an Event of Default or Default.

SECTION 5.6      Compliance with ERISA.

        The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the consideration used to pay the purchase price of the Notes to be purchased by you.

                                   ARTICLE VI



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                        REPRESENTATIONS OF THE PURCHASER

SECTION 6.1      Purchase for Investment.

        You represent that you are purchasing the Notes for your own account and not with a view to the distribution thereof, provided that the disposition of your property shall at all times be within your control. You understand that the Notes have not been registered under the Securities Act by reason of specific exemptions under the provisions thereof and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to so register the Notes or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939.

SECTION 6.2      Source of Consideration.

        You represent that the limited liability company member interests referred to in Section 3.1 do not constitute assets of any employee benefit plan (as defined in Section 3 of ERISA).

                                   ARTICLE VII
                INFORMATION AS TO COMPANY; STATUS OF SUBSIDIARIES

SECTION 7.1      Financial and Business Information.

        The Company shall deliver to you, and to each other holder of Notes that is an Institutional Investor:

               (a) Quarterly Statements. Within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) an unaudited consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of such quarter, and

               (ii) unaudited consolidated statements of income, changes in partners' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth, in each case in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the entities being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments;


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               (b) Annual Statements. Within 120 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in partners' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                      (A) a report thereon of independent certified public
               accountants of recognized national standing, which report shall state that such financial statements present fairly, in all material respects, the financial position of the entities being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such report in the circumstances, and

                      (B) a certificate of such accountants stating that they
               have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any financial condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

               (c) Interest Rate Adjustments. The Company will provide the notices required by Section 1.2(d); and

               (d) Requested Information. With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries relating to the ability of the Company to perform its obligations hereunder and under the Notes, or the ability of any Subsidiary Guarantor to perform its obligations under a Subsidiary Guarantee, as from time to time may be reasonably requested by any such holder of Notes.

SECTION 7.2      Officer's Certificate.

        Each set of financial statements delivered pursuant to Section 7.1(a) or
Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:



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               (a) Covenant Compliance. Any information (including detailed calculations where applicable) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 - 10.3, 10.6,
10.10 and 10.11 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence and specifying those adjustments in any items abstracted from such financial statements necessary to reflect the adjustments to GAAP provided for in this Agreement); and

               (b) Event of Default. A statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action, if any, shall have been taken or is proposed to be taken with respect thereto.

SECTION 7.3      Inspection.

        The Company shall permit your representatives and designees, and the representatives and designees of each other holder of Notes that is an Institutional Investor, at your expense, or at the expense of such holder, and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the officers of the General Partner, and (with the consent of the Company, which consent will not be unreasonably withheld and with an opportunity for one or more Responsible Officers to be present, it being understood that the failure of such Responsible Officers to be present shall not preclude the representatives of such holder from proceeding with such meeting) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing.

                                  ARTICLE VIII
                             PREPAYMENT OF THE NOTES

SECTION 8.1      Required Prepayments.

        The Company is not required to make any prepayments in respect of the Notes except to the extent specified in sections 8.3, 8.8, 10.10(b) and 10.11.

SECTION 8.2      Optional Prepayments with Make-Whole Amount.



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        The Company may, at its option, on any Business Day upon notice as provided below, prepay the Notes in whole, or from time to time in part (in multiples of $5,000,000); provided that, if the Company shall so prepay the Notes in part, such prepayment may be of any one or more series as the Company shall elect, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus any applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount. With respect to any optional prepayment under this Section 8.2, the Company will give each holder of Notes written notice of its intention to make such prepayment not less than 20 Business Days prior to the date fixed for such prepayment. Each such notice shall specify the proposed prepayment date, the aggregate principal amount of the Notes of each series to be prepaid on such date, the principal amount of each Note of each such series held by such holder so to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount(s) being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. If such notice is not withdrawn by the Company before the tenth (10th) Business Day prior to the proposed payment date, the notice and the Company's obligation to prepay provided for in the notice shall be irrevocable. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

SECTION 8.3      Prepayment Out of Asset Sale Proceeds or Excess Harvest
                 Proceeds.

        In the event that the Company shall offer to apply the Excess Proceeds of any Asset Sale pursuant to Section 10.10(b) or Excess Harvest pursuant to
Section 10.11 to the prepayment of Notes, the Company will give written notice (a "Company Notice") of such offer to all holders of the Notes. The Company Notice shall (i) describe in reasonable detail, the facts and circumstances giving rise to such Company Notice, (ii) set forth the aggregate amount of such Excess Proceeds which it intends to offer to apply to the prepayment of Notes,
(iii) contain an offer by the Company to prepay on a stated date (the "Prepayment Date"), which shall be a Business Day not more than 60 days and not less than 45 days after such Company Notice, a principal amount of the Notes, ratably in proportion to the unpaid principal amounts thereof (subject to the requirements of Section 10.10(b) or 10.11, as the case may be, to offer to prepay the maximum aggregate principal amount of Notes that may be prepaid from Excess Proceeds or Excess Harvest Proceeds, as the case may be, giving effect to any then existing requirement to make a pro rata offer to prepay other Senior
Debt) held by each such holder which bears the same relationship to the aggregate amount of such Excess Proceeds available to prepay the Notes as the aggregate principal amount of all Notes held by such holder bears to the aggregate principal amount of all then outstanding Notes, together with interest on the principal amount of Notes to be prepaid to the Prepayment Date, but without any Make-Whole Amount (showing in such offer the amount of interest which would be paid on such Prepayment Date), and (iv) request each holder of Notes offered to be prepaid to notify the Company in writing by a stated date, which date shall be not less than 30 days after such holder's receipt of the Company Notice, of its acceptance or rejection of such prepayment offer, it being understood that



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such prepayment offer may be accepted in part and rejected in part. If a holder does not notify the Company as provided in subclause (iv) above, then such holder shall be deemed to have rejected such offer.

SECTION 8.4      Allocation of Partial Prepayments.

        In the case of each partial prepayment of the Notes of any one or more series pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of the respective series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes of such series not theretofore called for prepayment. Partial prepayments of the Notes pursuant to Section 8.3 shall be allocated as therein provided.

SECTION 8.5      Maturity Surrender, Etc.

        In the case of each prepayment of Notes pursuant to this Article VIII, the principal amount of each Note to be prepaid in full shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

SECTION 8.6      Purchase of Notes.

        The Company will not and will not permit any Subsidiary or Affiliate controlled by the Company or any Subsidiary to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement. The Company will promptly cancel all Notes acquired by it, any Subsidiary or any Affiliate controlled by the Company or any Subsidiary, and no Notes may be delivered in substitution or exchange for any such Notes.

SECTION 8.7      Make-Whole Amount.

        The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

        "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, or has become or is declared to be immediately due and payable pursuant to Section 12.1 (and the last paragraph of Section 12.1(c) applies), as the context requires.




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        "Discounted Value" means, with respect to the Called Principal of any
Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with generally accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to 50 basis points above the Reinvestment Yield with respect to such Called Principal, provided, however, that from the date of issuance of the Notes until the fifth anniversary thereof, such discount factor shall be zero basis points above the Reinvestment Yield.

        "Reinvestment Yield" means, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" in the Bloomberg Financial Markets Service (or such other display as may replace Page PX1 in the Bloomberg Financial Markets Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, including by way of interpolation, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with generally accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

        "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Note Purchase Agreement Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment (the Stated Maturity of such Note).

        "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.




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        "Settlement Date" means, with respect to the Called Principal of any
Note, the date on which such Called Principal is to be prepaid (including partial prepayments) pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 8.8      Change of Control.

               (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to or greater than $10,000,000) of that Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 100% of the aggregate principal amount of Notes to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Purchase Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder stating: (a) that the Change of Control Offer is being made pursuant to this Section 8.8 and that all Notes tendered will be accepted for purchase; (b) the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Purchase Date") and the Change of Control Purchase Payment for each Note of such Holder; (c) that any Note not tendered will continue to accrue interest;
(d) that, except for any Note accepted for purchase pursuant to the Change of Control Offer with respect to which the Company defaults in the payment of the Change of Control Purchase Payment, all Notes so accepted for purchase will cease to accrue interest after the Change of Control Purchase Date; (e) that Holders electing to have any Notes purchased, in whole or in part, pursuant to a Change of Control Offer will be required to surrender such Notes to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date; (f) that Holders whose Notes are being purchased only in part will be issued new Notes equal in aggregate principal amount to the unpurchased portion of the Notes surrendered and (g) the material circumstances and material facts regarding such Change of Control.

               (b) On the Change of Control Purchase Date, the Company will, to the extent lawful, accept for purchase all Notes or portions thereof properly tendered pursuant to the Change of Control Offer. The Company will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) Notwithstanding paragraphs (a) and (b) above, the Company will not be required to make a Change of Control Offer upon a Change of Control and a Holder will not have the right to require the Company to repurchase any Notes pursuant to a Change of Control Offer if a third party (not an Affiliate of the Company) makes an offer to purchase the Notes at the price, in the manner, at the times and otherwise in substantial compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such purchase offer.

               (d) To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 8.8, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

               (e) Notes repurchased pursuant to the foregoing provisions of this Section 8.8 shall be cancelled and not reissued, and shall not be deemed outstanding for any purpose of this Agreement.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

        The Company covenants that so long as any of the Notes are outstanding:

SECTION 9.1      Compliance with Law.

        The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 9.2      Insurance.

        The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective Material properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary (with respect to such types, terms, amounts and reserves) in the case of entities of established reputations engaged in the same or a similar business and similarly situated and consistent with the existing practices of the Company and its Restricted Subsidiaries as of the date hereof.

SECTION 9.3      Maintenance of Properties.

        The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 9.4      Payment of Taxes.

        The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.5      Existence, Etc.

        Subject to and except as permitted by Sections 10.7 and 10.10, the Company will at all times preserve and keep in full force and effect (a) its existence as a limited partnership and (b) the corporate, limited liability company or partnership existence, as the case may be, of each of its Restricted Subsidiaries (unless merged into the Company or a Subsidiary in the manner permitted by Section 10.7) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 9.6      Ranking; Covenant to Secure Notes Equally.

        The Company will ensure that, at all times, all liabilities of the Company under the Notes will rank in right of payment either pari passu or senior to all other Debt of the Company except for Debt which is preferred as a result of being secured as permitted by Section 10.3 (but then only to the extent of such security). The Company will, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of
Section 10.3 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Article XVII), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

                                    ARTICLE X
                               NEGATIVE COVENANTS

        The Company covenants that so long as any of the Notes are outstanding:

SECTION 10.1   Limitation on Additional Debt.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur"), any Debt (including, without limitation, Acquired Debt), unless at the time of such incurrence, and after giving pro forma effect to the receipt and application of the proceeds of such Debt, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.5 to 1.

        Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Debt.

SECTION 10.2     Limitation on Restricted Payments.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than (i) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock of a Restricted Subsidiary) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock of a Restricted Subsidiary), (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary and (iii) the declaration or payment of dividends or other distributions by any Restricted Subsidiary to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis (including, in the case of the Company, to the General Partner)),

               (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary of the Company),

               (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Debt (other than any such Debt owned by the Company or a Wholly-Owned Restricted Subsidiary of the Company),

               (d) make any Investment (other than any Permitted Investment) in any Person, or

               (e) make any interest payment on the Rayonier Subordinated Notes

(such payments or Investments described in the preceding clauses (a), (b), (c), (d) and (e) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (A) no Default or Event of Default shall have occurred and be continuing, and (B) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the fiscal quarter during which such Restricted Payment is made, shall not exceed (1) if the Consolidated Fixed Charge Coverage Ratio of the Company shall be greater than
2.0 to 1, an amount equal to Available Cash for the immediately preceding fiscal quarter, or (2) if the Consolidated Fixed Charge Coverage Ratio of the Company shall be equal to or less than 2.0 to 1, an amount equal to the sum of (x) $75,000,000 over the life of the Notes, plus (y) to the extent not theretofore used as the basis for a Restricted Payment pursuant to clause (b) or (c) of the next succeeding paragraph, the aggregate net cash proceeds of any (i) capital contribution to the Company from any Person (other than a Restricted Subsidiary) or (ii) issuance and sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Restricted Subsidiary), in either such case made after the Issue Date and not later than substantially concurrently with the making of such Restricted Payment, minus (z) the aggregate amount of all Restricted Payments (including such Restricted Payment) made pursuant to this Clause (2) after the Issue Date. The amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value (as determined in good faith by the Board of Directors of the General Partner) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

               None of the foregoing provisions of this Section 10.2 shall prohibit: (a) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the immediately preceding paragraph; (b) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any Person (other than a Restricted Subsidiary) or (ii) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock of a Restricted Subsidiary) of the Company to any Person (other than to a Restricted Subsidiary); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash; (c) any redemption, repurchase or other acquisition or retirement of Subordinated Debt by exchange for, or out of the net cash proceeds of, a substantially concurrent
(i) capital contribution to the Company from any Person (other than a Restricted Subsidiary) or (ii) issue and sale of (A) Capital Stock (other than Redeemable Capital Stock of a Restricted Subsidiary) of the Company to any Person (other than to a Restricted Subsidiary) or (B) Debt of the Company issued to any Person (other than a Restricted Subsidiary), so long as such Debt is Permitted Refinancing Debt; or (d) any distributions or redemptions declared or effected by the Company on or before the Issue Date, whether or not payable on a later date; provided, however, in each case, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash. In computing the amount of Restricted Payments previously made for purposes of the preceding paragraph, Restricted Payments made under clause (a) shall be included and Restricted Payments made under clauses (b), (c), and (d) shall not be so included.

SECTION 10.3     Liens.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, upon any of its respective properties or assets, whether owned on the Issue Date or thereafter acquired, unless the Notes and the Subsidiary Guarantees, as applicable, are secured equally and ratably with (or prior to, in the case of Subordinated Debt) the obligations secured by such Lien.

SECTION 10.4     Limitation on Transactions with Affiliates.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services), with, or for the benefit of, any Affiliate of the Company, unless
(a) such transaction or series of related transactions is between the Company and one or more of its Restricted Subsidiaries or between two or more Restricted Subsidiaries or (b) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company or a Restricted Subsidiary; provided, however, that this covenant will not apply to
(i) any employment agreement, stock option agreement, restricted stock agreement, consulting agreement or similar agreement entered into in the ordinary course of business, (ii) transactions permitted by Section 10.2, (iii) any agreement in effect on the Issue Date or any amendment thereto (so long as the agreement, as amended by such amendment, is no less favorable (taken as a whole) to the holders of the Notes than the original agreement as in effect on the Issue Date) and any transactions contemplated thereby, and (iv) the payment of reasonable fees to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Company, any general partner or any Restricted Subsidiary in the ordinary course of business.

SECTION 10.5 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Debt owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (collectively, "Payment Restrictions"), except for such encumbrances or restrictions existing under or by reason of (i) applicable law, rules or regulations, or any order or ruling by any governmental authority; (ii) any agreement in effect at or entered into on the Issue Date (including, without limitation, this Agreement and the Credit Agreement); (iii) customary non-assignment provisions of any contract, license or any lease governing a leasehold interest of the Company or any Restricted Subsidiary; (iv) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired; (vi) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; (vii) any agreement or other instrument governing Debt, Preferred Stock or Redeemable Capital Stock of a Person acquired by the Company or any Restricted Subsidiary (or of a Restricted Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties, assets or Subsidiaries of the Person, so acquired; (viii) provisions contained in agreements or instruments relating to Debt or Preferred Stock which prohibit the transfer of all or substantially all of the assets of the obligor or issuer thereunder unless the transferee shall assume the obligations of the obligor or issuer under such agreement or instrument; or (ix) Permitted Refinancing Debt, provided that the encumbrances or restrictions of the type referred to in clause (a), (b), (c), or (d) above, contained in agreements governing such Permitted Refinancing Debt, are no more restrictive (taken as a whole) than those contained in the agreement governing the Debt being refinanced.

SECTION 10.6     Limitation on Sale and Leaseback Transactions.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale and Leaseback Transactions with respect to property acquired or constructed after the Issue Date; provided that (a) the Company or such Restricted Subsidiary would be permitted to incur Debt secured by a Lien on such property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, or (b) the lease in such Sale and Leaseback Transaction is for a term not in excess of the lesser of (i) three years and
(ii) 60% of the remaining useful life of such property.

SECTION 10.7     Merger, Consolidation or Sale of Assets.

        The Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (a) the Company is the surviving Person, or the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes; (c) immediately after such transaction no Default or Event of Default exists; and
(d) the Company or such other Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Debt pursuant to Section 10.1 hereof. Notwithstanding the foregoing clause (d), any Restricted Subsidiary may consolidate or merge with or into, or dispose of all or any part of its properties or assets to, the Company.

SECTION 10.8     Nature of Business.

        Neither the Company nor any Restricted Subsidiary will engage to any Material extent in any business other than the Business.

SECTION 10.9     Limitation on Non-Guarantor Restricted Subsidiaries.

        The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee the payment of any Debt of the Company unless such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee and an Officer's Certificate setting forth the manner of authorization thereof, and with respect to any guarantee of Subordinated Debt by a Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee at least to the same extent as such Subordinated Debt is subordinated to the Notes; provided that this Section 10.9 shall not be applicable to any guarantee of any Subsidiary that (A) existed at the time such Person became a Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. Further, a pledge of assets permitted pursuant to Section 10.3 as security for any Debt for which the pledgor is not otherwise liable shall not be considered a guarantee giving rise to any requirement of a Subsidiary Guarantee under this
Section 10.9.

SECTION 10.10    Asset Sales.

               (a) The Company will not, and will not permit any of its Restricted Subsidiaries to (i) sell, lease, convey or otherwise dispose of any assets other than sales in the ordinary course of business and consistent with past practice (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of Section 10.7 hereof and not by the provisions of this Section
10.10 and provided further, that Sale and Leaseback Transactions shall be governed by the provisions of Section 10.6 and not by the provisions of this
Section 10.10) or (ii) issue or sell Capital Stock of any of its Restricted Subsidiaries, in the case of either clause (i) or (ii) above whether in a single transaction or a series of related transactions, that has a Fair Market Value (as determined in good faith by the Board of Directors of the General Partner) in excess of $10,000,000 or for net cash proceeds in excess of $10,000,000 (each of the foregoing, an "Asset Sale"), unless at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; provided, however, that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent audited balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (by means of a sale, non-recourse loan or otherwise) by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 120 days of such Asset Sale, shall be deemed to be cash for purposes of this provision; and provided further, that the 75% limitation set forth above shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (a) any transfer of assets or Capital Stock by the Company or any of its Restricted Subsidiaries to a Wholly-Owned Restricted Subsidiary of the Company, (b) any transfer of assets pursuant to or constituting a Permitted Investment, (c) the sale of Timberlands in a like-kind exchange for a like interest in other Timberlands having a Fair Market Value (as determined in good faith by the Board of Directors of the General Partner) at least equal to the Fair Market Value (as determined in good faith by the Board of Directors of the General Partner) of the Timberlands sold, (d) the sale of not more than 100,000 acres in the aggregate of Timberlands designated in good faith by the Board of Directors of the General Partner for a higher and better use, (e) a disposition of obsolete equipment in the ordinary course of business, (f) any sale of Capital Stock of, or Debt or other securities of, an Unrestricted Subsidiary, (g) timber deed, bulk, pay-as-cut and stumpage sales in the ordinary course of business and (h) any transaction permitted by Section 10.2.

               (b) In the event that the aggregate Net Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales since the Issue Date exceed the Adjusted Asset Sales Amount, within 270 days after the date such aggregate Net Proceeds exceed such amount (or such longer period as may be required to comply with any agreement in effect on the Issue Date), the Company, at its option, may apply the amount of such aggregate Net Proceeds in excess of the Adjusted Asset Sales Amount (less the amount of any such Net Proceeds previously applied during such fiscal year for the purposes set forth in clause (i) and/or (ii) below) to (i) reduce Senior Debt of the Company secured by a Permitted Lien or Senior Debt of a Restricted Subsidiary (with a permanent reduction of availability in the case of the Working Capital Facility or any other facility that permits amounts repaid or prepaid to be reborrowed) or (ii) make, or commit, pursuant to a binding written contract (provided that the contract is consummated substantially in accordance with the terms thereof within 30 days after the end of the 270-day period), to make, an investment in assets used or useful in the Business. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Working Capital Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any such Net Proceeds in excess of the Adjusted Asset Sales Amount that are not applied or invested as provided in the first sentence of this Section 10.10(b) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Company shall make an offer to Holders of Notes pursuant to Section 8.3 and an offer to all holders of other Senior Debt that contains provisions similar to those set forth in Section 8.3 and this
Section 10.10(b) (an "Asset Sale Offer"), to prepay the maximum principal amount of Notes and such other Debt that may be prepaid out of the Excess Proceeds (in the case of the Notes, at the price and all as otherwise more fully provided in Section 8.3). To the extent that the aggregate principal amount of Notes and such other Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general business purposes. If the aggregate principal amount of Notes, and such other Debt, offered to be prepaid exceeds the amount of Excess Proceeds offered to be applied to prepay the same, the offer to prepay the Notes and such other Debt shall be made on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 10.11    Limitation on Harvesting.

        In the event that the Company or any of its Restricted Subsidiaries receive any Net Proceeds from one or more Excess Harvests, within 270 days after the date of such receipt (or such longer period as may be required to comply with any agreement in effect on the Issue Date), the Company, at its option, may apply the amount of such aggregate Net Proceeds (less the amount of any such Net Proceeds previously applied during such fiscal year for the purposes set forth in clause (a) and/or (b) below) to (a) reduce Senior Debt of the Company secured by a Permitted Lien or Senior Debt of a Restricted Subsidiary (with a permanent reduction of availability in the case of the Working Capital Facility or any other facility that permits amounts repaid or prepaid to be reborrowed) or (b) make, or commit, pursuant to a binding written contract (provided that the contract is consummated substantially in accordance with the terms thereof within 30 days after the end of the 270-day period), to make an investment in assets used or useful in the Business. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Working Capital Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any such Net Proceeds that are not applied or invested as provided in the first sentence of this Section 10.11 will be deemed to constitute "Excess Harvest Proceeds." When the aggregate amount of Excess Harvest Proceeds exceeds $100,000,000, the Company shall make an offer to Holders of Notes pursuant to Section 8.3 and an offer to all holders of other Senior Debt containing provisions similar to those set forth in Section 8.3 and this Section 10.11 (an "Excess Harvest Offer") to prepay the maximum principal amount of Notes and such other Debt that may be prepaid out of the Excess Harvest Proceeds (in the case of the Notes, at the price and all as otherwise more fully provided in Section 8.3). To the extent that the aggregate principal amount of Notes and such other Debt tendered pursuant to an Excess Harvest Offer is less than the Excess Harvest Proceeds, the Company may use such deficiency for general business purposes. If the aggregate principal amount of Notes and such other Debt, offered to be prepaid exceeds the amount of Excess Harvest Proceeds offered to be applied to prepay the same, the offer to prepay the Notes and such other Debt shall be made on a pro rata basis. Upon completion of such Excess Harvest Offer, the amount of Excess Harvest Proceeds shall be reset at zero.

                                   ARTICLE XI
                                EVENTS OF DEFAULT

SECTION 11.1     Events of Default.

        An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) default by the Company or any Subsidiary Guarantor in the payment of the principal of or Make-Whole Amount, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption or otherwise); or

               (b) default by the Company or any Subsidiary Guarantor in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 10 days; or

               (c) failure to perform or observe any other term, covenant or agreement contained in this Agreement or the Subsidiary Guarantee of any Subsidiary Guarantor (other than a default specified in clause (a) or (b) above) and such default continues for a period of 30 days after the earlier of written notice of such default requiring the Company to remedy the same shall have been given to the Company or such Subsidiary Guarantor by the holder of a Note then outstanding or an executive officer of the General Partner obtains actual knowledge of such default; or

               (d) any representation or warranty made in Sections 5.1 through
5.6 of this Agreement, or any statements in a certificate or instrument delivered after the Closing is false or incorrect as of the date as of which such representation, warranty or statement is made and the falsity or incorrectness thereof could reasonably be expected to result in a Material Adverse Effect.

               (e) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Debt under which the Company or any Restricted Subsidiary of the Company then has outstanding Debt, which default (i) is caused by a failure to pay at its Stated Maturity or within the applicable grace period, if any, provided with respect to such Debt, principal, premium or interest with respect to Debt of the Company or a Restricted Subsidiary (collectively, a "Payment Default") or (ii) results in the acceleration of such Debt prior to its Stated Maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more; or

               (f) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal) shall be rendered against the Company or any Restricted Subsidiary for the payment of money in excess of $15,000,000 in the aggregate (other than that portion of a final judgment as to which a reputable insurance company has accepted liability) and such judgment(s) shall not be discharged or execution thereon stayed pending appeal or review within 60 days after entry thereof, or, in the event of such a stay, shall not be discharged within 30 days after such stay expires; or

               (g) the Subsidiary Guarantee of any Subsidiary Guarantor shall for any reason cease to be, or be asserted by the Company or such Subsidiary Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of the Subsidiary Guarantee of such Subsidiary Guarantor); or

               (h) the Company or any Significant Subsidiary that is a Restricted Subsidiary (or each member of any group of Subsidiaries that are Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes action for the purpose of any of the foregoing; or

               (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary that is a Restricted Subsidiary (or each member of any group of Subsidiaries that are Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary that is a Restricted Subsidiary (or each member of such group), or any such petition shall be filed against the Company or any Significant Subsidiary that is a Restricted Subsidiary (or each member of such group) and such petition shall not be dismissed or appointment discharged within 60 days.

                                   ARTICLE XII
                            REMEDIES ON DEFAULT, ETC.

SECTION 12.1     Acceleration.

               (a) If an Event of Default with respect to the Company or any Significant Subsidiary that is a Restricted Subsidiary (or any group of Subsidiaries that are Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) described in paragraph (h) or (i) of
Article XI has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 50% in aggregate principal amount of the Notes (without regard to series) at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

               (c) If any Event of Default described in paragraph (a) or (b) of
Article XI has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such

Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

        Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon and, to the full extent permitted by law, an amount equal to the Make-Whole Amount, if any, that the Company would have had to pay if the Company had elected to prepay the Notes pursuant to Section 8.2 hereof on the date of such acceleration (but disregarding for this purpose in the computation thereof the proviso to the definition of "Discounted Value" in Section 8.7), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

SECTION 12.2     Other Remedies.

        If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

SECTION 12.3     Rescission.

        At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66_% in aggregate principal amount of the Notes (without regard to series) then outstanding, by written notice to the Company, may, on behalf of the holders of all the Notes, waive, rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the rate specified therein, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Article XVII, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

SECTION 12.4     No Waivers or Election of Remedies, Expenses, Etc.

        No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Article XV, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Article XII, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                  ARTICLE XIII
                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

SECTION 13.1     Registration of Notes.

        The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

SECTION 13.2     Transfer and Exchange of Notes.

        Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of like series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be registered in the name of such Person as such holder may request and shall be substantially in the form of Notes being surrendered as set forth in Exhibit 1(a), 1(b), 1(c) or 1(d), as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Notwithstanding any other provision of this Section 13.2, the Company shall not be obligated to register the transfer of any Note unless it shall have received from the proposed transferee representations and an opinion of counsel, in each case satisfactory to it, that such transfer will not be subject to the prohibitions of

Section 406 of ERISA or be one in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A) - (D) of the Code.

SECTION 13.3     Replacement of Notes.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of you or any other Holder that is an Institutional Investor, notice from you or such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, you or another Holder of a Note with a minimum net worth of at least $100,000,000, your or such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of like series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                                   ARTICLE XIV
                                PAYMENTS ON NOTES

SECTION 14.1     Place of Payment.

        Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in The City of New York, at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York State or the principal office of a bank or trust company in New York State.

SECTION 14.2     Home Office Payment.

        So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified in Section 18.1, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at the Company's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

                                   ARTICLE XV
                                 EXPENSES, ETC.

SECTION 15.1     Transaction Expenses.

        The Company will pay all costs and expenses (including attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you or a holder of a Note (a) in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), that are requested by the Company, (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (c) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company shall not, in connection with any of the matters described in
Section 15.1(a), be liable for the costs and expenses of more than one separate legal firm, and separate local counsel as reasonably required.

SECTION 15.2     Survival.

        The obligations of the Company under this Article XV will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

                                   ARTICLE XVI
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                ENTIRE AGREEMENT

SECTION 16.1     Survival of Representations and Warranties; Entire Agreement.

        All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company in respect of the subject matter hereof and thereof, and supersede all prior agreements and understandings relating to the subject matter hereof.

                                  ARTICLE XVII
                              AMENDMENT AND WAIVER

SECTION 17.1     Requirements.

               (a) With Consent of Holders. This Agreement (including the Subsidiary Guarantee) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, any Subsidiary Guarantors at the time existing and the holders of at least a majority in aggregate principal amount of the Notes (without regard to series) then outstanding ("Required Holders"), except that (a) no amendment or waiver of any of the provisions of Article I, II, III, IV, V or VI hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note of each series at the time outstanding and affected thereby (a) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the prepayment of the Notes (other than provisions of Sections 8.3, 10.10(b) and 10.11 which may be amended by the holders of at least 75% in aggregate principal amount of the Notes (without regard to series) then outstanding), (c) reduce the rate of or change the time for payment of interest on any Note, (d) waive a Default or Event of Default in the payment of principal of or Make-Whole Amount, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),
(e) make any Note payable in money other than that stated in the Notes, (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, Make-Whole Amount, if any, or interest on the Notes, (g) waive a redemption payment with respect to any Note (other than a payment pursuant to Section 8.3, 10.10(b) and/or 10.11 which may be waived by the holders of at least 75% in aggregate principal amount of the Notes (without regard to series) then outstanding), (h) release any Subsidiary Guarantor other than in accordance with
Section 21.4 or (i) make any change in this Section 17.1(a).

               (b) Without Consent of Holders. The Company and the Subsidiary Guarantors may amend or supplement this Agreement (including the Subsidiary Guarantee) or the Notes without the consent of any Holder of Notes:

                    (i)  to cure any ambiguity, defect or inconsistency;

               (ii) to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation not prohibited by this Agreement; or

               (iii) to add or release any Subsidiary Guarantor pursuant to the terms of this Agreement.

SECTION 17.2     Solicitation of Holders of Notes.

        The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Article XVII to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

SECTION 17.3     Binding Effect, Etc.

        Any amendment or waiver consented to as provided in this Article XVII applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

SECTION 17.4     Notes Held by Company, Etc.

        Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates or Restricted Subsidiaries shall be deemed not to be outstanding.

                                  ARTICLE XVIII
                                     NOTICES

SECTION 18.1 Notices.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                      (i) if to you or your nominee, to you or your nominee at the address and in the manner below or at such other address and/or in such other manner as you or your nominee shall have most recently specified to the Company in writing,

                      Address for notices and communications generally:

                             c/o CT Corporation Systems
                             Corporation Trust Center
                             1209 Orange Street
                             Wilmington, Delaware   19801

                      Address for payments (which shall be by wire transfer of immediately available funds):

                      Acct. No. 323869343 in The Chase Manhattan Bank, New York, New York
                      ABA No. 021000021.

                      (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                      (iii) if to the Company, to the Company at

                    RAYONIER TIMBERLANDS OPERATING COMPANY, L.P.
                    c/o Rayonier Inc.
                    1177 Summer Street
                    Stamford, Connecticut   06905-5529
                    Attention: General Counsel

, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Article XVIII will be deemed given only when actually received.

                                   ARTICLE XIX
                            REPRODUCTION OF DOCUMENTS

SECTION 19.1   Reproduction of Documents.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Article XIX shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

                                   ARTICLE XX
                            CONFIDENTIAL INFORMATION

SECTION 20.1     Confidential Information.

        For the purposes of this Article XX, "Confidential Information" means information delivered to you by or on behalf of the Company, any Subsidiary or any general partner in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature unless (i) if each of the Company and the General Partner is not subject to the reporting requirements of Section 13 of the Exchange Act, such information was clearly marked or labeled or otherwise adequately identified in writing when received by you as not being confidential information of the Company, such Subsidiary or such Affiliate, and (ii) if either of the Company or the General Partner is subject to the reporting requirements of Section 13 of the Exchange Act, the same was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Article XX, (iii) any other holder of any Note, (iv) any Person or Persons from whom you may seek to obtain the Loan (if such Person has agreed with the Company in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article XX), (v) any federal or state regulatory authority having jurisdiction over you, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of any Person from whom you obtain the Loans, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled as such to the benefits of this Article XX as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Article XX.

                                   ARTICLE XXI
                          SUBSIDIARY GUARANTEE OF NOTES

SECTION 21.1   Unconditional Guarantee.

        Each Subsidiary Guarantor hereby unconditionally, irrevocably, jointly and severally, guarantees to each Holder the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes and all other amounts due and payable under the Notes whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, Make-Whole Amount, if any, and interest on the Notes, to the extent lawful, all in accordance with the terms hereof and thereof (subject, however, to the limitations set forth in Section 21.3).

        This Subsidiary Guarantee shall be an unsecured general obligation of each Subsidiary Guarantor and rank senior in right of payment to all existing and future subordinated Debt of such Subsidiary Guarantor and pari passu in right of payment to all existing and future senior Debt of such Subsidiary Guarantor except for Debt which is preferred as a result of being secured as permitted by Section 10.3 (but then only to the extent of such security).

        Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations pursuant to this Subsidiary Guarantee shall, to the extent permitted by law, be unconditional irrespective of the validity, regularity or enforceability of the Notes, the obligations of the Company under the Notes or any other Subsidiary Guarantor's Subsidiary Guarantee, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Subsidiary Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Subsidiary Guarantor. Each Subsidiary Guarantor, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Subsidiary Guarantor, protest, notice, notice of intent to accelerate, notice of acceleration and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and in this Article XXI. If any Holder is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that this is a guarantee of payment not a guarantee of collection.

SECTION 21.2.    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

               (a) Except as set forth in Sections 10.7 and 10.10, nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any disposition of assets to the Company or another Subsidiary Guarantor.

               (b) Except as set forth in Sections 10.7 and 10.10, nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger or sale of a Subsidiary Guarantor with or into a Person other than the Company or a Subsidiary Guarantor (regardless of whether an Affiliate of such Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor (regardless of whether an Affiliate of such Subsidiary Guarantor) authorized to acquire and operate the same, provided, that, (a) that if such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition results in a surviving Person (other than the Company) who is not a Subsidiary Guarantor, the Person surviving such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition has been made shall agree to assume such Subsidiary Guarantor's obligations arising under this
Article XXI and the Notes, (except to the extent that Section 21.3 would result in the release of such obligations), (b) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing; and (c) such Subsidiary Guarantor or such other Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Debt pursuant to
Section 10.1. Notwithstanding the foregoing clause (c), any Restricted Subsidiary may consolidate or merge with or into, or dispose of all or any part of its properties and assets to, the Company. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Subsidiary Guarantor in accordance with this Section 21.2(b), the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, a Subsidiary Guarantor under this Agreement with the same effect as if such successor had been named as a Subsidiary Guarantor herein.

SECTION 21.3     Release of a Subsidiary Guarantor.

        Upon (a) (i) the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor or (ii) the merger or consolidation of a Subsidiary Guarantor with or into another Person or the sale of all or substantially all of the assets of a Subsidiary Guarantor to another Person, in either case pursuant to a transaction that is in compliance with this Agreement (including without limitation as described in Section 21.2 hereof) or (b) the release of all guarantees and co-obligor agreements by a Subsidiary Guarantor with respect to Debt of the Company, such Subsidiary Guarantor shall be automatically and unconditionally released and discharged from its Subsidiary Guarantee and all of its obligations in respect of the Notes.

        Except as provided in this Section 21.3, a Subsidiary Guarantor may not otherwise be released from its Subsidiary Guarantee and its related obligations hereunder and this Subsidiary Guarantee is a continuing guarantee which shall remain in full force and effect until payment in full of the Notes and all other amounts payable under this Subsidiary Guarantee.

SECTION 21.4     Limitation of Subsidiary Guarantor's Liability.

        By becoming a Subsidiary Guarantor each Subsidiary Guarantor shall be deemed to confirm, and by its acceptance of any Note, each Holder shall be deemed to confirm, that it is their intentions that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor under this Subsidiary Guarantee shall be limited to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 21.5, as will result in the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 21.4 is for the benefit of the creditors of each Subsidiary Guarantor.

SECTION 21.5     Contribution.

        In order to provide for just and equitable contribution among the Subsidiary Guarantors, in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under this Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, distributions, damages and expenses incurred by the Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to this Subsidiary Guarantee.

SECTION 21.6     Other Subsidiary Guarantees.

        The Company hereby agrees to cause each guaranty of, and co-obligor agreement with respect to, Debt of the Company made by a Subsidiary Guarantor to include provisions substantially similar to Sections 21.4 and 21.5.

                                  ARTICLE XXII
                                  MISCELLANEOUS

SECTION 22.1     Successors and Assigns.

        All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not, except that the benefits of Sections 7.1, 7.2, 7.3, 13.3 and 14.2 shall be limited as therein provided.

SECTION 22.2     Payments Due on Non-Business Days.

        Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or Make-Whole Amount or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

SECTION 22.3     Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 22.4     Construction.

        Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 22.5     Counterparts.

        This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

SECTION 22.6     Governing Law.

        THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

SECTION 22.7     No Recourse Against Others.

               (a) No director, officer, employee, partner, incorporator or stockholder of the Company or any of its general partners, as such, or any Subsidiary Guarantor shall have any liability for any obligations of the Company or such Subsidiary Guarantor hereunder and under the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

               (b) Except as provided for in the Subsidiary Guarantee, the obligations of the Company under the Notes will be non-recourse to any general partner (and its Affiliates (other than the Company)) and payable only out of the cash flow and assets of the Company. Each Holder of a Note, by accepting delivery of such Note, will be deemed to have agreed that neither any general partner nor any of its respective assets (nor any of its Affiliates (other than the Company) nor their assets) shall be liable for any of the obligations of the Company under the Notes (except as provided for in the Subsidiary Guarantee).

               (c) Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

        The execution hereof by you shall constitute a contract among the Company and the Purchaser for the uses and purposes hereinabove set forth.

                                Very truly yours,

                                COMPANY:

                                RAYONIER TIMBERLANDS
                                OPERATING COMPANY, L.P.

                                By:  RAYONIER TIMBERLANDS MANAGEMENT,
                                     INC., its Managing General Partner


                                     By:    /s/ James Rutledge
                                            -----------------------------
                                     Name:  James Rutledge
                                            -----------------------------
                                     Title: Treasurer
                                            -----------------------------

                                    SUBSIDIARY GUARANTORS:

                                    RAYLAND, LLC

                                    By:  RAYONIER TIMBERLANDS
                                         MANAGEMENT, INC.,
                                         its Manager

                                         By:    /s/ John B. Canning
                                               --------------------------
                                         Name:  John B. Canning
                                               --------------------------
                                         Title: Secretary
                                               --------------------------

                                    R (1999) TIMBERLANDS LLC

                                    R (1999) TIMBERLANDS II LLC

                                    By:  RAYONIER TIMBERLANDS
                                         OPERATING COMPANY, L.P.,
                                         their sole member

                                         By:    RAYONIER TIMBERLANDS
                                                MANAGEMENT, INC.,
                                                its Managing General Partner

                                                By:    /s/John B. Canning
                                                      -----------------------
                                                Name:  John B. Canning
                                                      -----------------------
                                                Title: Secretary
                                                      -----------------------

Accepted as of October 25, 1999             TIMBER CAPITAL HOLDINGS LLC

                                            By: JEFFERSON SMURFIT
                                                CORPORATION (U.S),
                                                its sole member

                                                By:   /s/ Leslie T. Lederer
                                                      -----------------------
                                                Name: Leslie T. Lederer
                                                      -----------------------
                                                Title: VP
                                                      -----------------------

                                                                      SCHEDULE A
                                                    (to Note Purchase Agreement)

                               DEFINED TERMS

GENERAL PROVISIONS

        Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement. All express or implied references herein to "the Company and the Restricted Subsidiaries" for the purposes of computing the consolidated financial position, results of operations, or other balance sheet or financial statement item (including, without limitation, Available Cash, Consolidated Cash Flow Available for Fixed Charges, Consolidated Fixed Charges, Consolidated Income Tax Expense, Consolidated Interest Expense, Consolidated Net Income, Consolidated Non-Cash Charges and Consolidated Total Assets) shall be deemed to include only the Company and the Restricted Subsidiaries as separate legal entities and, unless otherwise expressly provided herein, shall not include the financial position, results of operations, or other such items, of any other Person (including, without limitation, an Unrestricted Subsidiary), whether or not, in any particular instance, such accounting treatment would be in accordance with GAAP.

DEFINITIONS

        As used herein (including the Schedules hereto), the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

        "Acquired Debt" means, with respect to any specified Person (a) Debt of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (b) Debt encumbering any asset acquired by such specified Person.

        "Acquisition Facility" means any loan facility provided for the purpose of financing acquisitions.

        "Acquisition Principal Amount" means $50,000,000.

        "Adjusted Asset Sales Amount" means $100,000,000 as increased by 10% of the purchase price of Asset Acquisitions (other than like-kind exchanges) subsequent to the Issue Date.

        "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding its liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

        "Affiliate" means, at any time, and with respect to any specified Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such specified Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company; provided, however, for purposes of Section 10.4, the Company shall not be an Affiliate of any Restricted Subsidiary and no Restricted Subsidiary shall be an Affiliate of the Company or any other Restricted Subsidiary.

        "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary, (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person, (c) the acquisition by the Company or any Restricted Subsidiary of merchantable Timber or Timberlands outside the ordinary course of business, or (d) the acquisition by the Company or any Restricted Subsidiary of any division or line of business of any Person (other than a Restricted Subsidiary).

        "Asset Sale" is defined in Section 10.10.

        "Asset Sale Offer" is defined in Section 10.10.

        "Attributable Debt" means, with respect to any Sale and Leaseback Transaction not involving a Capital Lease, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

        "Available Cash" means, with respect to any fiscal quarter:

               (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such fiscal quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such fiscal quarter resulting from working capital borrowings made subsequent to the end of such fiscal quarter, less

               (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such fiscal quarter, or (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject.

        For purposes of the definition of "Available Cash," the following terms shall have the following meanings:

               "Group Member" means a member of the Partnership Group.

               "Partnership Group" means the Company and all Subsidiaries, treated as a single consolidated entity.

               "Working Capital Borrowings" means borrowings under the Bank Credit Facility or a similar facility (such as a commercial paper facility) giving rise to Debt incurred for working capital purposes and for the purpose of making distributions to the Partnership.

        "Business" means the acquisition, ownership, management, harvesting, marketing and selling of Timber and activities related or incidental thereto, including but not limited to the ownership, management and sale of properties with a higher and better use than the growing of timber and the ownership, operation and sale of facilities used in the processing or conversion of timber into products.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

        "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

        "Capital Stock" means, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including (x) with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, (y) with respect to limited liability companies, member interests, and (z) with respect to any Person, any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

        "Change of Control" means the occurrence of any of the following:

        (1) the sale, transfer, lease, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Rayonier Inc. or a Subsidiary thereof, and within six months of the occurrence of such event (which, in the case of an event consisting of a series of related transactions, shall be deemed to have occurred on the date of consummation of the most recent such transaction) there is a Rating Decline; or

        (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or

        (3) the occurrence of a Rating Decline within six months of the first date on which neither Rayonier Inc. nor an Affiliate of Rayonier Inc. is the managing general partner of the Company (or, if the Company is no longer a limited partnership, the first date on which neither Rayonier Inc. nor an Affiliate of Rayonier Inc. controls the management of the Company).

        "Change of Control Offer" is defined in Section 8.8.

        "Change of Control Purchase Date" is defined in Section 8.8.

        "Change of Control Purchase Payment" is defined in Section 8.3.

        "Closing" is defined in the Purchase Agreement.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

        "Company" means Rayonier Timberlands Operating Company, L.P., a Delaware limited partnership.

        "Company Notice" is defined in Section 8.3.

        "Confidential Information" is defined in Article XX.

        "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-Cash Charges, (c) Consolidated Interest Expense, (d) interest on the Rayonier Subordinated Notes (to the extent such interest is deducted in the determination of Consolidated Net Income) and (e) Consolidated Income Tax Expense.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company and its Restricted Subsidiaries, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the most recent four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such most recent four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication (a) the incurrence or repayment of any Debt of the Company or any of its Restricted Subsidiaries (and, in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Debt giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period (including any actual interest payments made with respect to Debt under the Working Capital Facility), and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that (i) Consolidated Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio and (ii) Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined (x) in the case of an Asset Acquisition of Timber or Timberlands by the Company or a Restricted Subsidiary (which for purposes of this definition shall include the acquisition pursuant to the Purchase Agreement of the limited liability company member interests described in Schedule 3.1) during such period, by using the projected net cash flow of the Timber or Timberlands so acquired, based on the harvest plan prepared in the ordinary course of business and in good faith by the General Partner, for the first 12 full months of operations of the acquired Timber or Timberlands following the date of the Asset Acquisition; provided that such harvest plan shall not assume the harvesting or sale of more than 10% (or, in the case of an acquisition under a cutting contract with a term of less than 10 years, such higher percentage as shall be equal to the quotient of 100% divided by the term of such cutting contract (expressed in years)) of the total merchantable Timber so acquired in the first 12 full months following the date of the Asset Acquisition; and provided further, in determining projected cash flow from acquired Timber or Timberlands, prices shall be assumed to equal the average prices realized by the Company for comparable Timber sold during such prior period; and (y) in the case of all other Asset Acquisitions during such period, by using the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the Four Quarter Period minus the pro forma expenses that would have been incurred by the Company and its Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of personnel expenses for employees retained or to be retained by the Company and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by the Company and its

Restricted Subsidiaries in the operation of the Company's business at similarly situated facilities. If the applicable Reference Period for any calculation of the Consolidated Fixed Charge Coverage Ratio shall include a portion prior to the Issue Date, then such Consolidated Fixed Charge Coverage Ratio shall be calculated based upon the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Fixed Charges of the Company on a pro forma basis for such portion of the Reference Period prior to the Issue Date, giving effect to the transactions occurring on the Issue Date, and the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Fixed Charges for the remaining portion of the Reference Period on and after the Issue Date, giving pro forma effect, as described in the two foregoing sentences, to all applicable transactions occurring on the Issue Date or otherwise. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the "Consolidated Fixed Charge Coverage Ratio" (i) interest on outstanding Debt (other than Debt referred to in clause (ii) below) determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on such date; (ii) only actual interest payments associated with Debt incurred in accordance with clause (d) of the definition of Permitted Debt and all Permitted Refinancing Debt in respect thereof, during the Four Quarter Period shall be included in such calculation; and (iii) if interest on any Debt actually incurred on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during such period.

        "Consolidated Fixed Charges" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication, (a) the amounts for such period of Consolidated Interest Expense and (b) the product of
(i) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of Restricted Subsidiaries on a consolidated basis and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

"Consolidated Income Tax Expense" means, with respect to any period, all provisions for Federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.


        "Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries for any period, without duplication, the sum of (a) the interest expense (not including any amounts paid or accrued in respect of Preferred Stock or Redeemable Capital Stock) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount,
(ii) the net cost under Interest Rate Agreements, (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing that constitute Debt and (v) all accrued interest and (b) the interest component of Capital Leases paid, accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP. Consolidated Interest Expense shall not include the interest on the Rayonier Subordinated Notes.

        "Consolidated Net Income" means the net income of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude (a) net after-tax extraordinary gains or losses, (b) net after-tax gains or losses attributable to Asset Sales to the extent the Net Proceeds therefrom result in the aggregate Net Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales since the Issue Date exceeding the Adjusted Asset Sales Amount, (c) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting, provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Company or any Restricted Subsidiary, (d) the net income or loss prior to the date of acquisition of any Person combined with the Company or any Restricted Subsidiary in a pooling of interest, (e) the net income of any Restricted Subsidiary to the extent that dividends or distributions of such Net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (f) the cumulative effect of any changes in accounting principles.

        "Consolidated Non-Cash Charges" means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate depreciation, depletion, amortization and any other non-cash charges, in each case reducing Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Total Assets" means, at any time, the total assets and properties of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP.

        "Credit Agreement" means the Credit Agreement, dated as of October 25, 1999, among the Company, the lenders named therein and Credit Suisse First Boston, as Administrative Agent, Morgan Stanley Senior Funding, Inc. and Citicorp Visa, Inc., as Co-Syndication Agents, and Credit Suisse First Boston, Lead Arranger, as agent and as letter of credit issuing bank, and the several financial institutions which are or become parties from time to time thereto, evidencing the Bank Credit Facility, and as it may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successor or replacement facility entered into in compliance herewith.

        "Debt" means as applied to any Person (without duplication):

               (a) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument or letter of credit (or reimbursement agreements in respect thereof) which such Person has directly or indirectly created, incurred or assumed (other than obligations with respect to letters of credit securing obligations (other than obligations described in paragraphs (a) through (c) of this definition) entered into in the ordinary course of business of such

Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

               (b) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the Fair Market Value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

               (c) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

               (d) the principal component of any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

               (e) all Attributable Debt of such Person in respect of Sale and Leaseback Transactions not involving a Capital Lease;

               (f) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d) or (e) of this definition with respect to which the Person whose Debt is being determined has become liable by way of a Guaranty;

               (g) all Redeemable Capital Stock of any Restricted Subsidiary of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price;

               (h) any Preferred Stock (other than Redeemable Capital Stock) of any Restricted Subsidiary of such Person that is not a Subsidiary Guarantor valued at the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof; and

               (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above.

        For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date as of which Debt shall be required to be determined, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

        "Default" means any event that is, or after notice or passage of time or both, would be, an Event of Default.

        "Environmental Laws" means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

        "Event of Default" is defined in Article XI.

        "Excess Harvest" means a harvest of Timber (including timber deed, bulk, pay-as-cut and stumpage sales), to the extent in excess in the aggregate of the following limitations: (a) 140% of the Planned Volume during any fiscal year of the Company, (b) 135% of the Planned Volume during any period of two consecutive fiscal years of the Company, (c) 130% of the Planned Volume during any period of three consecutive fiscal years of the Company, (d) 125% of the Planned Volume during any period of four consecutive fiscal years of the Company, and (e) 120% of the Planned Volume during any period of five consecutive fiscal years of the Company. In the event that the Company or any of its Restricted Subsidiaries sells Timber pursuant to a timber deed, bulk, pay-as-cut or stumpage contract, the Timber shall be deemed harvested in equal monthly amounts over the life of the contract, regardless of when the purchaser actually severs the Timber.

        "Excess Harvest Offer" is defined in Section 10.11.

        "Excess Harvest Proceeds" is defined in Section 10.11.

        "Excess Proceeds" is defined in Section 10.10.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time.

        "General Partner" means the managing general partner of the Company.

        "Governmental Authority" means

               (a)    the government of

                      (i) the United States of America or any State or other political subdivision thereof; or

                      (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

        "Guaranty" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, cash dividend or other obligation of another, including, without limitation (a) any such obligation directly or indirectly guaranteed or endorsed (otherwise than for collection or deposit in the ordinary course of business) by such Person, or in respect of which such Person is otherwise directly or indirectly liable, (b) any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, or (c) any obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

        "Holder" or "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

        "Institutional Investor" means (a) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and
(b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary from fluctuations in interest rates.

        "Investment" means as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an Investment). The amount involved in Investments made during any period shall be the aggregate cost to the Company and its Restricted Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of Capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made). Notwithstanding the foregoing, if the Company shall at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary, the amount of the Investment in such newly designated Unrestricted Subsidiary arising at such time by reason of such designation shall be the portion of the Fair Market Value of the net assets of such Subsidiary allocable to the Company's equity interest in such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary.

        "Investment Grade Rating" means, in respect of the Notes, a rating of BBB- from S&P or a comparable rating granted by at least one of the other Rating Agencies.

        "Issue Date" means the date on which the Notes are originally issued.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement; provided, however, "Lien" shall not include any negative pledge.

        "Loan" is defined in Section 1.2(c).

        "Make-Whole Amount" is defined in Section 8.6.

        "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

        "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company or any Significant Subsidiary that is a Subsidiary Guarantor to perform its payment obligations, its obligations under Articles IX or X or any other material obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

        "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Proceeds" means, with respect to any Asset Sale or Excess Harvest, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such deferred payment obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers) related to such Asset Sale or Excess Harvest, (b) provisions for all taxes payable as a result of such Asset Sale or Excess Harvest, (c) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to such Asset Sale or Excess Harvest, (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale or Excess Harvest and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale or Excess Harvest, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Excess Harvest and (e) amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets sold in such Asset Sale or Excess Harvest.

        "Notes" is defined in Article I.

        "Officer's Certificate" means a certificate of an officer of the General Partner whose responsibilities extend to the subject matter of such certificate.

        "Option of Holder to Elect Purchase" is defined in Section 8.3.

        "Payment Default" is defined in Section 11.1.

        "Payment Restrictions" is defined in Section 10.5.

        "Permitted Debt" means any of the following:

               (a)    Debt of the Company evidenced by the Notes;

               (b) Debt outstanding on the Issue Date, including but not limited to the Debt outstanding under the Credit Agreement and the Rayonier Subordinated Notes;

               (c) Debt of the Company or a Restricted Subsidiary incurred for any purpose permitted under the Acquisition Facility, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed the Acquisition Principal Amount;

               (d) Debt of the Company or a Restricted Subsidiary incurred for any purpose permitted under the Working Capital Facility, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed the Working Capital Principal Amount;

               (e) Debt owed by the Company or any Restricted Subsidiary to any Restricted Subsidiary;

               (f)    Debt under Interest Rate Agreements;

               (g)    Permitted Refinancing Debt;

               (h) Debt of the Company and its Restricted Subsidiaries represented by letters of credit supporting (i) obligations under workers' compensation laws and (ii) the repayment of Permitted Debt;

               (i) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default;

               (j) the Subsidiary Guarantee of the Notes (and any assumption of the obligations guaranteed thereby);

               (k) the incurrence by the Company or any Restricted Subsidiary of Debt in respect of Capital Leases, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Debt then outstanding and incurred pursuant to this clause
(k) (together with any Permitted Refinancing Debt with respect thereto) does not exceed $50,000,000 at any time outstanding;

               (l) the incurrence by the Company or any Restricted Subsidiary of additional Debt in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (l), not to exceed $100,000,000.

        "Permitted Investments" means, at any time, all of the following:

               (a) Investments made or owned by the Company or any Restricted Subsidiary in (i) any evidence of Debt with a maturity of 365 days or less issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) deposits, certificates of deposit or acceptances with a maturity of 365 days or less of any institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) incorporated or organized under the laws of the United States or any state thereof or the District of Columbia and rated at least "A-1" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued by or directly, fully and unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within 365 days from the date of acquisition; (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P or Moody's; or (vi) money market mutual or similar funds that invest in obligations referred to in clauses (i) through (v) of this definition, in each case having assets in excess of $100,000,000;

               (b) the acquisition by the Company or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person engaged in substantially the same business as the Company such that upon the completion of such transaction or series of transactions, such Person becomes a Restricted Subsidiary;

               (c) the making or ownership by the Company or any Restricted Subsidiary of Investments (in addition to Investments permitted by subdivisions
(a), (b), (d), (e), (f) and (g)) in any Person which is engaged in substantially the same business as the Company, provided that the aggregate amount of all such Investments made by the Company and its Restricted Subsidiaries following the Issue Date and outstanding pursuant to this subdivision (c) shall not at any date of determination exceed 10% of Consolidated Total Assets (the "Investment Limit"), provided that, in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the Company and its Restricted Subsidiaries may invest up to $100,000,000 (the "Annual Limit") pursuant to the provisions of this subdivision (c), but the unused amount of the Annual Limit shall not be carried over to any future years;

               (d) the making or ownership by the Company or any Restricted Subsidiary of Investments (i) arising out of loans and advances to employees incurred in the ordinary course of business, (ii) arising out of extensions of trade credit or advances to third parties in the ordinary course of business and
(iii) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

               (e) the creation or incurrence of liability by the Company or any Restricted Subsidiary with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Debt of any Person, which is undertaken or made in the ordinary course of business;

               (f) the creation or incurrence of liability by the Company or any Restricted Subsidiary with respect to any Interest Rate Agreements; and

               (g) the Subsidiary Guarantee of the Notes (and any assumption of the obligations guaranteed thereby), and the making by the Company or any Restricted Subsidiary of Investments in the Company or another Restricted Subsidiary.

        "Permitted Liens" means any of the following:

               (a) Liens for taxes, assessments or other governmental charges the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor;

               (b) Liens of lessors, landlords and carriers, vendors, loggers, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case (i) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or (ii) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable, and banker's Liens in the nature of rights of set off arising in the ordinary course of business of the Company and its Subsidiaries in connection with Debt permitted by Section 10.1;

               (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

               (d) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

               (e) Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit;

               (f) any attachment or judgment Lien relating to a judgment that does not constitute an Event of Default;

               (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either (i) are granted, entered into or created in the ordinary course of the business of the Company or any Restricted Subsidiary or (ii) do not materially impair the value or intended use of the property covered thereby;

               (h) Liens on property or assets of any Restricted Subsidiary securing Debt of such Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

               (i) Liens on assets of the Company or any Restricted Subsidiary existing on the Issue Date;

               (j) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Company, or existing at the time of acquisition upon any property acquired by the Company or any such Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or created to secure Debt incurred to pay all or any part of the purchase price or cost of construction or improvement (a "Purchase Money Lien") of property (including Capital Stock and other securities) acquired by the Company or a Restricted Subsidiary; provided that (i) any such Lien shall be confined solely to such item or items of property and other property which is an improvement to or is acquired for use specifically in connection with such acquired property, or, in the case of construction, related unimproved land,
(ii) in the case of a Purchase Money Lien, the principal amount of the Debt secured by such Purchase Money Lien shall at no time exceed an amount equal to 100% of the purchase price or cost of construction or improvement to the Company and the Restricted Subsidiaries of such property, (iii) any such Purchase Money Lien shall be created not later than 180 days after the acquisition of such property and (iv) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Subsidiary of the Company or such acquisition of property by the Company or any Subsidiary;

               (k) easements, exceptions or reservations in any property of the Company or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Company or any Restricted Subsidiary;

               (l) any Lien renewing or extending any Lien permitted by subdivision (i) or (j), provided that (i) the principal amount of the Debt secured by any such Lien shall not exceed the principal amount of such Debt outstanding immediately prior to the renewal or extension of such Lien, and (ii) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal or extension shall be encumbered thereby;

               (m) any negative pledge; or

               (n) other Liens, provided that the aggregate of the obligations secured by all such other Liens would not exceed $50,000,000.

        "Permitted Refinancing Debt" means Debt incurred by the Company or any Restricted Subsidiary to substantially concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Debt of the Company or any Restricted Subsidiary or any other Debt incurred by the Company or any Restricted Subsidiary pursuant to
Section 10.1, to the extent (a) the principal amount of such Permitted Refinancing Debt does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Debt so repaid, refunded or refinanced (except that, in the case of the Notes, such Permitted Refinancing Debt may include the redemption premiums set forth in Section 8.2), (b) the Permitted Refinancing Debt ranks no more favorably in right of payment with respect to the Notes than the Debt so repaid, refunded, renewed, replaced, extended or refinanced, and (c) the Permitted Refinancing Debt has a Weighted Average Life to Stated Maturity and Stated Maturity equal to, or greater than, the Debt so repaid, refunded, renewed, replaced, extended or refinanced; provided, however, that Permitted Refinancing Debt shall not include Debt incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Debt of the Company.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Planned Volume" means 6,700,000 tons for the calendar year 2000 and shall increase 2% per year thereafter. In the event of the acquisition of merchantable Timber or Timberlands (other than in a like-kind exchange of Timber or Timberlands for other Timber or Timberlands and other than Timber or Timberlands acquired with the Net Proceeds of an Excess Harvest) constituting an Asset Acquisition, Planned Volume will be increased for 10 years by 10% of the volume of merchantable Timber so acquired; provided that if such Asset Acquisition is made under a cutting contract with a term of less than 10 years, Planned Volume will be increased for each year during the term of the cutting contract by a number of tons equal to the number of tons so acquired multiplied by the quotient of 100% divided by the number of years in the cutting contract. In the event of a disposition of merchantable Timber or Timberlands constituting an Asset Sale, Planned Volume will be reduced by 10% of the volume of merchantable Timber sold in such Asset Sale. In the event of an Excess Harvest, Planned Volume will be reduced by 10% of the amount of the Excess Harvest. For purposes of this definition, all volumes of Timber harvested that are denominated in board feet shall be converted to tons on the basis of 7.2 tons per thousand board feet.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.

        "Prepayment Date" is defined in Section 8.3.

        "Property" or "Properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

        "Purchase Agreement" is defined in Section 1.1.

        "Purchaser" means Jefferson Smurfit Corporation (U.S.) or one of its Affiliates.

        "Rating Agencies" means any or all of S&P, Moody's, Duff & Phelps Incorporated and Fitch IBCA, Inc.

        "Rating Category" means:

               (1) with respect to S&P, any of the following categories:
        AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories) and

               (2) with respect to Moody's, any of the following categories:
        Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Rating Decline" means a decrease in the rating of the Notes by either Moody's or S&P by one or more gradations (including gradation within Ratings Categories as well as between Rating Categories), or the Notes not being rated by either Moody's or S&P. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + and - for S&P, and 1, 2 and 3 for Moody's, will be taken into account.

        "Rayonier" means Rayonier Inc., a North Carolina corporation, and its successors.

        "Rayonier Subordinated Notes" means Subordinated Debt owed by the Company on the Issue Date to Rayonier or its Affiliates with the terms specified in Annex I to this Schedule A.

        "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any outstanding Note or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of any of the outstanding Notes, or is convertible into or exchangeable for debt securities at any time prior to the Stated Maturity of any of the outstanding Notes.

        "Required Holders" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

        "Responsible Officer" means any Senior Financial Officer and any other officer of the General Partner with responsibility for the administration of the relevant portion of this Agreement.

        "Restricted Payments" is defined in Section 10.2.

        "Restricted Subsidiary" means any Subsidiary which, as of the date of determination, is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" of any Person (a "Transferor") means any arrangement (other than between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) whereby (a) property (the "Subject Property") has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Security" has the meaning set forth in section 2(a)(1) of the Securities Act.

        "Senior Debt" means Debt of the Company or any Restricted Subsidiary which is not Subordinated Debt.

        "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the General Partner.

        "Significant Subsidiary" shall have the same meaning as in Rule 1.02(w) of Regulation S-X under the Securities Act.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

        "Stated Maturity" means, (a) when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and (b) when used with respect to any other Debt, means the date or dates specified in the instrument governing such Debt as the fixed date or dates on which each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Debt, or any installment of interest thereon, is due and payable.

        "Subordinated Debt" means Debt of the Company or any Subsidiary Guarantor which is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantee, respectively.

        "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose Voting Stock (or, in the case of a partnership, a majority of the partners' Capital Stock, considering all partners' Capital Stock as a single class) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (b) any other Person, including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers, general partners or trustees thereof (or other Person performing similar functions) or, if such Persons are not elected, to vote on any matter that is submitted to the vote of all Persons holding ownership interests in such entity, and (c) a corporation or any other Person substantially all the equity interest in which (whether or not a voting interest) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Unless the context clearly indicates otherwise, references to Subsidiaries are to Subsidiaries (direct or indirect) of the Company.

        "Subsidiary Guarantee" means, collectively, Article XXI of this Note Agreement and an agreement, in form and substance satisfactory to the Required Holders, whereby a Restricted Subsidiary agrees to be bound by the terms of
Article XXI of the Note Agreement.

        "Subsidiary Guarantor" means each of the Company's Subsidiaries, if any, executing a Subsidiary Guarantee.

        "Timber" means all crops and all trees, timber, whether severed or unsevered and including standing and down timber, stumps and cut timber, and logs, wood chips and other forest products, whether now located on or hereafter planted or growing in or on the Timberlands or otherwise or now or hereafter removed from the Timberlands or otherwise for sale or other disposition.

        "Timberlands" means, at any date of determination, all real property owned by or leased to the Company that is suitable for Timber production.

        "Unrestricted Subsidiary" means any Subsidiary of the Company or a Restricted Subsidiary that is designated as such by the General Partner, provided that no portion of the Debt or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by the Company or any Restricted Subsidiary, (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way or (c) subjects any property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof. Notwithstanding the foregoing, the Company or a Restricted Subsidiary may Guarantee or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Debt of an Unrestricted Subsidiary, but only to the extent that the Company or a Restricted Subsidiary would be permitted to (a) make an Investment in an amount equal to the Debt represented by such Guaranty or agreement in such Unrestricted Subsidiary pursuant to subdivision (c) of the definition of Permitted Investments and (b) incur the Debt represented by such Guaranty or agreement pursuant to Section 10.1. The General Partner may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving effect to such designation (a) there exists no Default or Event of Default, and (b) if such Unrestricted Subsidiary has, as of the date of such designation, outstanding Debt (other than Permitted Debt), the Company could incur at least $1.00 of Debt (other than Permitted Debt). Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary.

        "Voting Stock" means, (i) Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions) or
(ii) in the case of a partnership, limited liability company or joint venture, interests in the profits or capital thereof entitling the holders of such interests to approve major business actions.

        "Weighted Average Life to Stated Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Debt; provided, however, that with respect to any revolving Debt, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

        "Wholly-Owned Restricted Subsidiary" means any Subsidiary of the Company of which 99% of the outstanding Capital Stock is owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries of the Company or by the Company and one or more Wholly-Owned Restricted Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

        "Working Capital Facility" means the working capital facility of the Company provided for in the Credit Agreement and any similar facility or facilities, including a commercial paper facility.

        "Working Capital Principal Amount" means $100,000,000.

        "Yield to Maturity" is defined in Section 1.2.



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